     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1999.
                                                     REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 DSP GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                 94-2683643
      (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
   of Incorporation or Organization)

 3120 SCOTT BOULEVARD, SANTA CLARA, CA                     95054
(Address of Principal Executive Offices)                (Zip Code)

                                 DSP GROUP, INC.
                     1991 EMPLOYEE AND CONSULTANT STOCK PLAN
                            (Full Title of the Plan)


                                 ELIYAHU AYALON
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                                 DSP GROUP, INC.
                              3120 SCOTT BOULEVARD
                              SANTA CLARA, CA 95054
                     (Name and Address of Agent For Service)


                                  408/986-4300
                     (Telephone Number, Including Area Code,
                              of Agent For Service)


                                 With a copy to:
                              Bruce Alan Mann, Esq.
                             Morrison & Foerster LLP
                                425 Market Street
                             San Francisco, CA 94105
--------------------------------------------------------------------------------

                         Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------------------

                                                 Proposed Maximum        Proposed Maximum
Title of Securities to    Number of shares to    Offering Price Per      Aggregate Offering     Amount of
be Registered             be Registered          Share                   Price                Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock                     500,000         $37.25*                  $18,625,000            $5,177.75

----------------------------------------------------------------------------------------------------------------------

* Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low prices per share of DSP Group Inc.'s Common Stock on the Nasdaq National Market on July 20, 1999.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such document need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register 500,000 additional shares of the Common Stock, par value $.001 per share, of DSP Group, Inc. (the "Company") reserved for issuance under the terms of the DSP Group, Inc. 1991 Employee and Consultant Stock Plan. The contents of the Registration Statement on Form S-8 filed by the Company on August 31, 1994 (File No. 33-83456), Post-Effective Amendment No. 1 thereto filed by the Company on August 8, 1996 and the Registration Statement on Form S-8 filed by the Company on May 20, 1998 (File No. 333-53129), are incorporated by reference herein.

ITEM 8.  EXHIBITS.


Exh. No.      Description
--------      -----------
  5.1         Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

  23.1        Consent of Ernst & Young LLP, Independent Auditors.

  23.2 Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

  24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on July 21, 1999.

                                       DSP GROUP, INC.



                                       By: /s/ ELIYAHU AYALON
                                           -----------------------------------
                                           Eliyahu Ayalon
                                           President, Chief Executive Officer
                                           and Director

                   POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

     Each person whose signature appears below constitutes and appoints Elihayu Ayalon, Igal Kohavi and Moshe Zelnik, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstituiton, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

     Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                          Title                        Date
-------------------------    --------------------------------     -------------

/s/    IGAL KOHAVI
-------------------------
       Igal Kohavi           Chairman of the Board                July 21, 1999

/s/   ELIYAHU AYALON
-------------------------
      Eliyahu Ayalon         President, Chief Executive           July 21, 1999
                             Officer and Director (Principal
                             Executive Officer)

/s/     ZVI LIMON
-------------------------
        Zvi Limon            Director                             July 21, 1999

/s/     YAIR SHAMIR
-------------------------
       Yair Shamir           Director                             July 21, 1999

/s/     SAUL SHANI
-------------------------
       Saul Shani            Director                             July 21, 1999

/s/   MOSHE ZELNIK
-------------------------
      Moshe Zelnik           Vice President of Finance,           July 21, 1999
                             Chief Financial Officer and
                             Secretary (Principal Financial
                             Officer and Principal Accounting
                             Officer)